Exhibit 21
                                   ----------

                  LIST OF SUBSIDIARIES OF LE@P TECHNOLOGY, INC.
                             A DELAWARE CORPORATION
                              AS OF MARCH 29, 2002



     Subsidiary                                           State of Incorporation
     ----------                                           ----------------------

Primary Care Medical Centers of America, Inc.                     Delaware

Sealcraft Operators, Inc.                                         Texas

Caribe Company                                                    Delaware

Seal Properties, Inc.                                             Texas

Corpus Cmpany                                                     Delaware

South Corporation                                                 Delaware

Seal Offshore, Inc.                                               Delaware

First Seal, Inc.                                                  Texas

Seal (GP), Inc.                                                   Delaware

Parkson Property LLC                                              Florida